Exhibit 10.9

Employment Letter for Bruce S. Rosenbloom dated May 30, 2001

May 30, 2001

Dear Mr. Bruce Rosenbloom:

PetMed Express, Inc. (the “Company”) is pleased you have agreed to accept our offer of employment. As discussed, you will assume the position of Chief Financial Officer on May 30th 2001. This letter will serve to confirm our understanding of your acceptance of this position.

1.

You will be compensated with a yearly salary in the amount of $90,000 (ninety).

2.

You will be granted the right to purchase up to 50,000 shares of the Company Stock on May 30th 2001. The terms of the options will be spelled out in a separate letter to you.

3.

You will be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to executive and/or salaried employees.

4.

Your employment and compensation with the Company are "at will" in that they can be terminated with or without cause, and with or without notice, at any time, at the option of either the Company or yourself, except as otherwise provided by law. The terms of this offer letter, therefore, do not and are not intended to create either an express and/or implied contract of employment with the Company.

5.

If the Company terminates your employment other than for cause, you will be entitled to three (3) months severance pay at your base salary at the time of your termination. “Cause” shall mean (a) committing or participating in an act of fraud, neglect, misrepresentation, embezzlement or dishonesty against the Company; (b) committing or participating in any other act or omission wantonly, willfully, recklessly or in a manner which was negligent against the Company; (c) engaging in a criminal enterprise involving moral turpitude; (d) conviction for a felony under the laws of the United States or any state thereof; (e) loss of any state or federal license required for you to perform your material duties or responsibilities for the Company.

Mr. Bruce Rosenbloom, if you agree with and accept the terms of this offer of employment, please sign below and return this letter to our office. We are confident your employment with PetMed Express will prove mutually beneficial, and we look forward to having you join us.

Very truly yours,

Accepted by:

/s/ Menderes Akdag

/s/ Bruce S. Rosenbloom

Menderes Akdag

Date _May 30, 2001

Chief Executive Officer

Bruce Rosenbloom